Exhibit 10.3

AMGEN INC.

AMENDED AND RESTATED

DIRECTOR EQUITY INCENTIVE PROGRAM

(Amended and Restated Effective December 10, 2007)

ARTICLE I

PURPOSE

The purpose of this document is to set forth the general terms and conditions applicable to the Director Equity Incentive Program (the “Program”) established by the Board of Directors of Amgen Inc. (the “Company”) pursuant to, and in implementation of, Section 4(b) of the Company’s Amended and Restated 1991 Equity Incentive Plan, as amended (the “1991 Plan”). The Program is intended to carry out the purposes of the 1991 Plan and provide a means to reinforce objectives for sustained long-term performance and value creation by awarding each non-employee director of the Company with stock awards, subject to the restrictions and other provisions of the Program and the 1991 Plan. The Program shall be effective as of December 9, 2003 (the “Effective Date”).

ARTICLE II

DEFINITIONS

Unless otherwise defined herein, capitalized terms used herein shall have the same definitions as such terms are defined in the 1991 Plan.

“Award” shall mean a Nonqualified Stock Option or a Restricted Stock Unit granted to an Eligible Director pursuant to the Program.

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended, together with the regulations and official guidance promulgated thereunder.

“Common Stock” shall mean the common stock, par value $0.0001 per share, of the Company.

“Eligible Director” shall mean a member of the Board who is not an employee of the Company or any Affiliate.

“Nonqualified Stock Option” or “NQSO” shall mean a stock option which does not qualify as an incentive stock option as that term is used in Section 422 of the Code.

“QDRO” shall mean a court order (i) that creates or recognizes the right of the spouse, former spouse or child of an individual who is granted an Award to an interest in such Award relating to marital property rights or support obligations and (ii) that the Board determines would be a “qualified domestic relations order,” as that term is defined in Section 414(p) of the Code and Section 206(d) of the Employee Retirement Income Security Act (“ERISA”), but for the fact that the Program is not a plan described in Section 3(3) of ERISA.

“Restricted Stock Unit” shall mean a restricted right to receive a share of Common Stock granted pursuant to Article IV.

ARTICLE III

STOCK OPTIONS

3.1 Inaugural Grants. Each person who becomes an Eligible Director after the Effective Date shall, on the date which is two business days after the release of the Company's quarterly or annual earnings next following the date such person first becomes an Eligible Director, automatically be granted, without further action by the Company, the Board, or the Company’s stockholders, a Nonqualified Stock Option to purchase twenty thousand (20,000) shares of Common Stock on the terms and conditions set forth herein. Should the date of grant set forth above be a Saturday, Sunday or legal holiday, such grant shall be made on the next business day.

3.2 Annual Grants. On the date which is two business days after the release of the Company's quarterly earnings for the first fiscal quarter of each year after the Effective Date, each person who is at that time an Eligible Director shall automatically be granted, without further action by the Company, the Board, or the Company’s stockholders, a Nonqualified Stock Option to purchase five thousand (5,000) shares of Common Stock on the terms and conditions set forth herein. Should the date of grant set forth above be a Saturday, Sunday or legal holiday, such grant shall be made on the next business day.

3.3 Terms of Options.

(a) Each Nonqualified Stock Option granted pursuant to the Program shall constitute a Discretionary Stock Option under Section 5 of the 1991 Plan. The provisions of separate Nonqualified Stock Options need not be identical, but each Nonqualified Stock Option shall include (through incorporation of provisions hereof by reference in the Nonqualified Stock Option or otherwise) the substance of each of the following provisions as set forth in this Section 3.3 and Section 5 of the 1991 Plan.

(b) No Option shall be exercisable after the expiration of seven (7) years from the date it was granted.

(c) The exercise price of each Nonqualified Stock Option shall be not less than one hundred percent (100%) of the fair market value of the Common Stock subject to the Nonqualified Stock Option on the date the Nonqualified Option is granted.

(d) The purchase price of Common Stock acquired pursuant to a Nonqualified Stock Option shall be paid, to the extent permitted by applicable statutes and regulations, either: (i) in cash at the time the Nonqualified Stock Option is exercised; or (ii) at the discretion of the Board, either at the time of grant or exercise of the Nonqualified Stock Option (A) by delivery to the Company of shares of Common Stock that have been held for the period required to avoid a charge to the Company’s reported earnings and valued at the fair market value on the date of exercise, or (B) in any other form of legal consideration that may be acceptable to the Board in its discretion; including but not limited to payment of the purchase price pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or a check) by the Company before Common Stock is issued or the receipt of irrevocable instruction to pay the aggregate exercise price to the Company from the sales proceeds before Common Stock is issued.

(e) A Nonqualified Stock Option shall be exercisable during the lifetime of the Eligible Director only by the Eligible Director, and after the death of the Eligible Director, the Nonqualified Stock Option shall be exercisable by the person or persons to whom the Eligible Director’s rights under such option pass by will or by the laws of descent and distribution.

(f) Each Nonqualified Stock Option that is granted to an Eligible Director who has as of the date of grant provided three (3) years of prior continuous service on the Board as an Eligible Director shall be fully vested as of the date of grant. Each Nonqualified Stock Option that is granted to an Eligible Director who has not as of the date of grant provided three (3) years of prior continuous service as an Eligible Director shall be fully vested as of the date upon which such Eligible Director has provided one year of continuous service on the Board as an Eligible Director following the date of grant of such Nonqualified Stock Option. If the Eligible Director’s relationship as a director of the Company or an Affiliate is terminated by reason of the Eligible Director’s death or disability (within the meaning of Title II or XVI of the Social Security Act or comparable statute applicable to an Affiliate and with such permanent and total disability certified by (i) the Social Security Administration, (ii) the comparable governmental authority applicable to an Affiliate, (iii) such other body having the relevant decision-making power applicable to an Affiliate, or (iv) an independent medical advisor appointed by the Company, as applicable, prior to such termination), then the vesting schedule of each Nonqualified Stock Option granted to such Eligible Director shall be accelerated by twelve months for each full year the Eligible Director has been affiliated with the Company and/or an Affiliate.

(g) The Company may require any holder under this Article III, or any person to whom a Nonqualified Stock Option is transferred under Section 3.3(e), as a condition of exercising any such option: (i) to give written assurances satisfactory to the Company as to such person’s knowledge and experience in financial and business matters and/or to employ a purchaser representative who has such knowledge and experience in financial and business matters, and that such person is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Nonqualified Stock Option; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the Common Stock subject to the Nonqualified Stock Option for such person’s own account and not with any present intention of selling or otherwise distributing the Common Stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if: (x) the issuance of the shares upon the exercise of the Nonqualified Stock Option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities law.

ARTICLE IV

RESTRICTED STOCK UNITS

4.1 Annual Grants. On March 15, 2004, each person who is at that time an Eligible Director shall automatically be granted, without further action by the Company, the Board, or the Company’s stockholders, Restricted Stock Units to acquire a number of shares of Common Stock (rounded down to the nearest whole number) equal to the quotient obtained by dividing (x) $100,000, by (y) the closing market price of a share of Common Stock on the business day immediately preceding the date of grant (rounded to two decimal places); thereafter, on the date which is two business days after the release of the Company's quarterly earnings for the first fiscal quarter of each year after the Effective Date, each person who is at that time an Eligible Director shall automatically be granted, without further action by the Company, the Board, or the Company’s stockholders, Restricted Stock Units to acquire a number of shares of Common Stock (rounded down to the nearest whole number) equal to the quotient obtained by dividing (x) $100,000, by (y) the closing market price of a share of Common Stock on the date of grant (rounded to two decimal places). Should the date of grant set forth in this Section 4.1 be a Saturday, Sunday or legal holiday, such grant shall be made on the next business day. Restricted Stock Units shall constitute stock bonuses under Section 7 of the 1991 Plan.

4.2	Terms of Restricted Stock Units.

(a) Each Restricted Stock Unit granted pursuant to this Program shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Restricted Stock Units need not be identical, but each Restricted Stock Unit shall include (through incorporation of provisions hereof by reference in the Restricted Stock Unit agreement or otherwise) the substance of each of the following provisions as set forth this Section 4.2 and Section 7 of the 1991 Plan.

(b) Each grant of Restricted Stock Units made to an Eligible Director who has as of the date of grant provided three (3) years of prior continuous service on the Board as an Eligible Director shall be fully vested as of the date of grant and each grant of Restricted Stock Units that is made to an Eligible Director who has not as of the date of grant provided three (3) years of prior continuous service as an Eligible Director shall be fully vested as of the date upon which such Eligible Director has provided one year of continuous service on the Board as an Eligible Director following the date of grant of such Restricted Stock Units (in each case, such date of vesting the “Vesting Date”). If the Eligible Director’s relationship as a director of the Company or an Affiliate is terminated by reason of the Eligible Director’s death or total and permanent disability (as certified by an independent medical advisor appointed by the Company prior to such termination) and in a manner constituting a “separation from service” within the meaning of Code Section 409A, then a prorated number (rounded down to the nearest whole number) of unvested Restricted Stock Units, if any, shall vest immediately upon such death or disability, determined by multiplying the number of unvested Restricted Stock Units, if any, by a fraction (rounded to two decimal places), the numerator of which is the number of complete months of continuous service during the one year period following the date of grant and the denominator of which is 12.

(c) A holder’s vested Restricted Stock Units shall be paid by the Company in shares of Common Stock (on a one-to-one basis) on, or as soon as practicable after, the Vesting Date (the “Payment Date”), but in any event by the fifteenth day of the third month following the end of the tax year in which such Restricted Stock Units vest, unless the Eligible Director has irrevocably elected in writing by December 31 of the year preceding the grant of such Restricted Stock Units to defer the payment of such Restricted Stock Units, and any dividends paid thereon, to another date under one of the following options, which payment form or forms (including payment upon death or disability as provided above) shall be specified at the time of the deferral election (the “Deferred Payment Date”): (i) full payment of the vested Restricted Stock Units in January of a year specified by the Eligible Director which shall be no earlier than the third calendar year following the calendar year in which the date of grant occurs and no later than the tenth calendar year following such year, (ii) full payment of the vested Restricted Stock Units in January of the calendar year following the year in which the Eligible Director with respect to whom the Restricted Stock Units were granted ceases to be an Eligible Director and ceases to otherwise provide services to the Company in a manner that constitutes a “separation from service” (within the meaning Code Section 409A) for any reason, (iii) payment of the vested Restricted Stock Units in five substantially equal annual installments, commencing in January of the calendar year following the year in which the Eligible Director with respect to whom the Restricted Stock Units were granted ceases to be an Eligible Director and ceases to otherwise provide services to the Company in a manner that constitutes a “separation from service” (within the meaning Code Section 409A) for any reason, or (iv) payment of the vested Restricted Stock Units in ten substantially equal annual installments, commencing in January of the calendar year following the year in which the Eligible Director with respect to whom the Restricted Stock Units were granted ceases to be an Eligible Director and ceases to otherwise provide services to the Company in a manner that constitutes a “separation from service” (within the meaning Code Section 409A) for any reason. Shares of Common Stock issued in respect of a Restricted Stock Unit shall be deemed to be issued in consideration for future services to be rendered or past services actually rendered to the Company or for its benefit, by the Eligible Director, which the Board deems to have a value not less than the par value of a share of Common Stock.

4.3 Dividend Equivalents. If an Eligible Director has elected to defer payment of his or her vested Restricted Stock Units as provided in Section 4.2(c) above and the Company pays any dividends with respect to the Common Stock at any time during the period between the Payment Date and the Deferred Payment Date, the holder of such vested Restricted Stock Units shall be credited, as of the dividend payment date, with dividend equivalents equal to the amount of the dividends which would have been payable to such holder if the holder held a number of shares of Common Stock equal to the number of vested Restricted Stock Units so deferred. Such dividend equivalents shall be deemed reinvested in the Common Stock on the dividend payment date and shall be paid by the Company in shares of Common Stock on the Deferred Payment Date. Such dividend equivalents shall constitute stock bonuses under Section 7 of the 1991 Plan.

ARTICLE V

MISCELLANEOUS

5.1 Administration of the Program. The Program shall be administered by the Board.

5.2 Application of 1991 Plan. The Program is subject to all the provisions of the 1991 Plan, including Section 11 thereof (relating to adjustments upon changes in the Common Stock) and Section 12 thereof (relating to Change of Control), and its provisions are hereby made a part of the Program, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the 1991 Plan. In the event of any conflict between the provisions of this Program and those of the 1991 Plan, the provisions of the 1991 Plan shall control.

5.3 Amendment and Termination. Notwithstanding anything herein to the contrary, the Board may, at any time, terminate, modify or suspend the Program; provided, however, that, without the prior consent of the Eligible Directors affected, no such action may adversely affect any rights or obligations with respect to any Awards theretofore earned but unpaid, whether or not the amounts of such Awards have been computed and whether or not such Awards are then payable. Any amendment of this Program may, in the sole discretion of the Board, be accomplished in a manner calculated to cause such amendment not to constitute an “extension,” “renewal” or “modification” (each within the meaning of Code Section 409A) of any RSUs that would cause such RSUs to be considered “nonqualified deferred compensation” (within the meaning of Code Section 409A).

5.4 No Contract for Employment. Nothing contained in the Program or in any document related to the Program or to any Award shall confer upon any Eligible Director any right to continue as a director or in the service or employment of the Company or an Affiliate or constitute any contract or agreement of service or employment for a specific term or interfere in any way with the right of the Company or an Affiliate to reduce such person’s compensation, to change the position held by such person or to terminate the service of such person, with or without cause.

5.5 Nontransferability. No benefit payable under, or interest in, this Program shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void and no such benefit or interest shall be, in any manner, liable for, or subject to, debts, contracts, liabilities or torts of any Eligible Director or beneficiary; provided, however, that, nothing in this Section 5.5 shall prevent transfer (i) by will, (ii) by applicable laws of descent and distribution, (iii) to an Alternate Payee to the extent that a QDRO so provides, or (iv) of any Nonqualified Stock Option, which is granted after December 10, 2007 or any Nonqualified Stock Option which is outstanding on December 10, 2007 and which has an exercise price which is not less than one hundred percent (100%) of the fair market value of the Common Stock subject to the Nonqualified Stock Option as of such date, to a trust for which the Eligible Director grantor is a trustee of the trust or a beneficiary of the trust with investment control over the trust assets and which trust qualifies as a “family member” of the Eligible Director, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act of 1933, as amended (a “Trust”)

The transfer to an Alternate Payee of an Award pursuant to a QDRO, or to a Trust of a Nonqualified Stock Option shall not be treated as having caused a new grant. If an Award is so transferred, the Alternate Payee or Trust generally has the same rights as the Eligible Director under the terms of the Program; provided however, that (i) the Award shall be subject to the same terms and conditions, including the vesting terms, option termination provisions and exercise period, as if the Award were still held by the Eligible Director, and (ii) such Alternate Payee or Trust may not transfer an Award. In the event of the 1991 Plan administrator’s receipt of a domestic relations order or other notice of adverse claim by an Alternate Payee of an Eligible Director of an Award, transfer of the proceeds of the exercise of such Award, whether in the form of cash, stock or other property, may be suspended. Such proceeds shall thereafter be transferred pursuant to the terms of a QDRO or other agreement between the Eligible Director and Alternate Payee. An Eligible Director’s ability to exercise an Award may be barred if the 1991 Plan administrator receives a court order directing the 1991 Plan administrator not to permit exercise.

5.6 Nature of Program. No Eligible Director, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset of the Company or any Affiliate by reason of any award hereunder. There shall be no funding of any benefits which may become payable hereunder. Nothing contained in this Program (or in any document related thereto), nor the creation or adoption of this Program, nor any action taken pursuant to the provisions of this Program shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or an Affiliate and any Eligible Director, beneficiary or other person. To the extent that an Eligible Director, beneficiary or other person acquires a right to receive payment with respect to an award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company or other employing entity, as applicable. All amounts payable under this Program shall be paid from the general assets of the Company or employing entity, as applicable, and no special or separate fund or deposit shall be established and no segregation of assets shall be made to assure payment of such amounts. Nothing in this Program shall be deemed to give any person any right to participate in this Program except in accordance herewith.

5.7 Governing Law. This Program shall be construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

5.8 Code Section 409A. To the extent that this Program constitutes a “non-qualified deferred compensation plan” within the meaning of with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date, this Program shall be interpreted and operated in accordance with Code Section 409A. Notwithstanding any provision of this Program to the contrary, in the event that following the grant of any RSUs, the Board determines that any Award does or may violate any of the requirements of Code Section 409A, the Board may adopt such amendments to the Program and any affected Award or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (a) exempt the Program and any such Award from the application of Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Code Section 409A.

GRANT OF NONQUALIFIED STOCK OPTION

                            , Amgen Inc. Stock Optionee:

AMGEN INC., a Delaware corporation (the “Company”), pursuant to its Amended and Restated 1991 Equity Incentive Plan (the “Plan”), has this day granted to you, the optionee named above, an option to purchase              shares of the $.0001 par value common stock of the Company (“Common Stock”) pursuant to the terms hereof. This option is not intended to qualify and will not be treated as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (together with the regulations and other official guidance promulgated thereunder) (the “Code”).

The provisions of your option are as follows:

1.        [select vesting schedule based on director’s length of service] [Subject to the limitations contained herein, this option shall vest on [grant date]. [Subject to the provisions contained herein, this option shall vest on [one year from grant date], provided that from the date of grant of this option through the vesting date, you have continuously served as a non-employee director of the Company (as that term is defined in the Plan).]

2.        (a) The per share exercise price of this option is $            , being not less than the fair market value of the Common Stock on the date of grant of this option.

(b) To the extent permitted by applicable statutes and regulations, payment of the exercise price per share is due in full in cash or check upon exercise of all or any part of this option which has become exercisable by you. However, if at the time of exercise, the Company’s Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment of the exercise price may be made by delivery of already-owned shares of Common Stock of a value equal to the exercise price of the shares of Common Stock for which this option is being exercised. The already-owned shares must have been owned by you for the period required to avoid a charge to the Company’s reported earnings and owned free and clear of any liens, claims, encumbrances or security interests. Payment may also be made by a combination of cash and already-owned Common Stock.

3.        Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Securities Act of 1933, as amended (the “Act”), or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Act.

[select section 4 with acceleration provisions if option not fully vested at date of grant]

[4.        The term of this option commences on the date hereof and, unless sooner terminated pursuant to the Plan, terminates on              (which date shall be no more than seven (7) years from the date this option is granted).]

4.        The term of this option commences on the date hereof and, unless sooner terminated pursuant to the Plan, terminates on             (which date shall be no more than seven (7) years from the date this option is granted). If termination of your relationship as a director of the Company is due to (a) your permanent and total disability (within the meaning of Title II or XVI of the Social Security Act or comparable statute applicable to an Affiliate and with such permanent and total disability certified by the Social Security Administration, prior to such termination), or (b) your death, then the vesting schedule of unvested portions of the option will be accelerated by twelve (12) months for each full year that you have been affiliated as a director with the Company.

However, in any and all circumstances and except to the extent the vesting schedule has been accelerated by the Company in its sole discretion during the term of this option or as a result of your permanent and total disability or death as provided above, this option may be exercised following termination of your relationship as a director of the Company only as to that number of shares as to which it was exercisable on the date of such termination provisions of paragraph 1 of this option. For purposes of this option, “termination of your relationship as a director of the Company” shall mean the last date you are a director of the Company.

5.        To the extent specified above, this option may be exercised by delivering a Notice of Exercise of Stock Option form, together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to section 5 of the Plan.

6.        This option is not transferable, except as set forth below:

(a) By will or the laws of descent and distribution; and

(b) The transfer of the option by the optionee named above to a Trust or an Alternate Payee (in each case, as defined in and pursuant to the terms of the Plan).

7.        This option is exercisable during your life only by you, except that, to the extent the option or any portion thereof is transferred to an Alternate Payee or a Trust in accordance with the terms of the Plan and Section 6(b) above, such Alternate Payee or Trust may exercise the option or such portion thereof so transferred.

8.        This option is not an employment or consulting contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on the part of the non-employee director on whose behalf the option right was created, to continue to serve as a director of the Company, or of the Company to continue such non-employee director’s service as a director of the Company.

9.        Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

10.        This option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this option, including without limitation the provisions of section 5 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules, and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

11.        The terms of this option shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of laws.

12.        This option is not intended to constitute “nonqualified deferred compensation” within the meaning of Code Section 409A, but rather is intended to be exempt from the application of Code Section 409A. To the extent that this option is nevertheless deemed to be subject to Code Section 409A for any reason, this option shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Grant Date. Notwithstanding any provision herein to the contrary, in the event that following the Grant Date, the Committee (as defined in the Plan) determines that this option may be or become subject to Code Section 409A, the Committee may adopt such amendments to the Plan and/or this option or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Plan and/or this option from the application of Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to this option, or (b) comply with the requirements of Code Section 409A.

Dated the      day of             .

Very truly yours,

AMGEN INC.

By:

Duly authorized on behalf

of the Board of Directors

Agreed and accepted as of the date written above:

[name] Address:

RESTRICTED STOCK UNIT AGREEMENT

                                , Amgen Inc. Grantee:

On this      day of              (the “Grant Date”), Amgen Inc., a Delaware corporation (the “Company”), pursuant to its Director Equity Incentive Program (the “Program”) which implements the Amended and Restated 1991 Equity Incentive Plan, as amended (the “Plan”), has granted to you, the grantee named above,              restricted stock units (the “Units”) with respect to              shares of Common Stock on the terms and conditions set forth in this Restricted Stock Unit Agreement (this “Agreement”) and the Plan. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Program.

I. Vesting Schedule. Subject to the terms and conditions of this Agreement and in consideration for services previously rendered by you, one hundred percent (100%) of the Units shall vest upon [select a vesting date based on director’s years of service, per program:] [the date hereof (the “Vesting Date”)] [the date (the “Vesting Date”) upon which you have provided one year of continuous service following the Grant Date; provided, however, that in the event you cease to be an Eligible Director by reason of your death or total and permanent disability (as certified by an independent medical advisor appointed by the Company prior to such termination), a prorated number of Units shall vest immediately upon such death or disability, determined by multiplying the number of unvested Units by a fraction (rounded to two decimal places), the numerator of which is the number of complete months of continuous service during the one year period following the Grant Date and the denominator of which is 12.]

II. Form and Timing of Payment. Any vested Units shall be paid by the Company in shares of Common Stock (on a one-to-one basis) on, or as soon as practicable after, the Vesting Date (but in any event by the fifteenth day of the third month following the tax year in which they vest), unless you have irrevocably elected in writing by December 31 of the year preceding the Grant Date to defer the payment of such Units under one of the following options: (i) full payment of the vested Units in January of a year specified by you which shall be no earlier than the third calendar year following the calendar year in which the date of grant occurs and no later than the tenth calendar year following such year, (ii) full payment of the vested Units in January of the calendar year following the year in which you cease to be an Eligible Director (and experience a “separation from service” with the Company within the meaning of Code Section 409A) for any reason, (iii) payment of the vested Units in five substantially equal annual installments, commencing in January of the calendar year following the year in which you cease to be an Eligible Director (and experience a “separation from service” with the Company within the meaning of Code Section 409A) for any reason, or (iv) payment of the vested Units in ten substantially equal annual installments, commencing in January of the calendar year following the year in which you cease to be an Eligible Director (and experience a “separation from service” with the Company within the meaning of Code Section 409A) for any reason; provided, however, that no shares of Common Stock shall be issued hereunder unless the Board determines that the consideration received by the Company in exchange for the issuance of Common Stock has a value not less than the par value thereof. Any deferral election made pursuant to this Section II shall specify the distribution schedule from the options provided in this Section II and shall be irrevocable.

III. Transferability. No benefit payable under, or interest in, this Agreement shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void and no such benefit or interest shall be, in any manner, liable for, or subject to, your or your beneficiary’s debts, contracts, liabilities or torts; provided, however, nothing in this Section III shall prevent transfer (i) by will, (ii) by applicable laws of descent and distribution or (iii) to an Alternate Payee to the extent that a QDRO so provides, as further described in the Program.

IV. No Contract for Employment. This Agreement is not an employment or service contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ or service of the Company, or of the Company to continue your employment or service with the Company.

V. Notices. Any notices provided for in this Agreement or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at such address as is currently maintained in the Company’s records or at such other address as you hereafter designate by written notice to the Company.

VI. Plan and Program. This Agreement is subject to all the provisions of the Plan and Program and their provisions are hereby made a part of this Agreement, including without limitation the provisions of paragraph 7 of the Plan relating to stock bonuses, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement and those of the Plan and the Program, the provisions of the Plan shall control.

VII. Governing Law. This Agreement shall be construed and interpreted, and the rights of the parties shall be determined, in accordance with the laws of the State of Delaware, without regard to conflicts of law provisions thereof.

Very truly yours, AMGEN INC.

By:
Name: Title:

Accepted and Agreed, this day of , 200_.

By:
Name:

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